Exhibit 32.1
CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report of Belden Inc. (the “Company”) on Form 10-Q for the period ended July 3, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John S. Stroup, President, Chief Executive Officer and Director of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John S. Stroup
John S. Stroup
August 10, 2011	President, Chief Executive Officer and Director